Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Class A Common Stock, $0.08 par value, of  Central European Media Enterprises Ltd. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  November 18, 2015

TCS GLOBAL EQUITY MASTER FUND, L.P.

By:	TCS Capital GP, LLC General Partner

By:	/s/ Eric Semler
	Name:	Eric Semler
	Title:	Managing Member

TCS CAPITAL GP, LLC

By:	/s/ Eric Semler
	Name:	Eric Semler
	Title:	Managing Member

TCS CAPITAL MANAGEMENT, LLC

By:	/s/ Eric Semler
	Name:	Eric Semler
	Title:	Managing Member

/s/ Eric Semler
ERIC SEMLER